Exhibit 5.2

July 10, 2020

Equinor ASA,

Forusbeen 50,

N-4035 Stavanger,

Norway.

Equinor Energy AS,

Forusbeen 50,

N-4035 Stavanger,

Norway.

Equinor US Capital LLC,

120 Long Ridge Road, Suite 3E01,

Stamford, CT 06902, USA.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”), by Equinor ASA, a Norwegian corporation (the “Company”) of an indeterminate principal amount of (i) debt securities (the “Debt Securities”) of the Company and of Equinor US Capital LLC, a Delaware limited liability company (“Equinor Capital”), the related guarantees (the “Guarantees”) of the Debt Securities by Equinor Energy AS (the “Guarantor”) and, in the case of the Debt Securities of Equinor Capital also by the Company and (ii) ordinary shares (the “Ordinary Shares”), nominal value NOK 2.50 per share, of the Company, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that:

(i) when the Registration Statement on Form F-3 (the “Registration Statement”) has become effective under the Act, the terms of the Debt Securities of the Company and the related Guarantees and of their issuance and sale have been duly established in conformity with the Indenture relating to such Debt Securities and Guarantees, dated as of April 15, 2009, as amended and supplemented by Supplemental Indenture No. 1, dated as of May 26, 2010, as further amended and supplemented by Supplemental Indenture No. 2, dated as of May 16, 2018, as further amended and supplemented by Supplemental Indenture No. 3, dated as of

Equinor ASA

Equinor Energy AS

Equinor US Capital LLC

September 10, 2018, and as further amended and supplemented by Supplemental Indenture No. 4, dated as of November 18, 2019, in each case among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture”), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor, as applicable, and the Debt Securities of the Company and the related Guarantees have been duly executed and, in the case of the Debt Securities of the Company, authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities of the Company will constitute valid and legally binding obligations of the Company and the Guarantees by the Guarantor will constitute valid and legally binding obligations of the Guarantor, in each case, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(ii) when the Registration Statement has become effective under the Act, the Indenture relating to the Debt Securities of Equinor Capital has been duly authorized, executed and delivered by the parties thereto in substantially the form filed as Exhibit 4.7 to the Registration Statement (the “Equinor Capital Indenture”), the terms of the Debt Securities of Equinor Capital and the related Guarantees and of their issuance and sale have been duly established in conformity with the Equinor Capital Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Equinor Capital, the Company or the Guarantor, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Equinor Capital, the Company or the Guarantor, as applicable, and the Debt Securities of Equinor Capital and the related Guarantees have been duly executed and, in the case of the Debt Securities of Equinor Capital, authenticated in accordance with the Equinor Capital Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities of Equinor Capital will constitute valid and legally binding obligations of Equinor Capital and the Guarantees by the Company and the Guarantor will constitute their respective valid and legally binding obligations, in each case, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Debt Securities and Ordinary Shares.

We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit or the related Guarantee in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a

Equinor ASA

Equinor Energy AS

Equinor US Capital LLC

particular Debt Security is denominated or the related Guarantee into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security or related Guarantee denominated in a foreign currency would be required to render such judgment in the foreign currency in which the Debt Security or Guarantee is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For the purposes of our opinion, we have assumed that (i) the Company and the Guarantor have each been duly incorporated, (ii) the Company is a validly existing public limited company (allmennaksjeselskap), (iii) the Guarantor is validly existing as a limited company (aksjeselskap), (iv) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, in each case, under the laws of the Kingdom of Norway, (v) the Equinor Capital Indenture will be duly authorized, executed and delivered the Company and the Guarantor, in each case, under the laws of the Kingdom of Norway, (vi) the execution and delivery of the Equinor Capital Indenture will not result in any breach or violation of, or conflict with, any Norwegian statute, rule or regulation and (vii) the provisions of the Indenture and the Equinor Capital Indenture designating the law of the State of New York as the governing law of such indenture will be valid and binding on each of the Company and the Guarantor under the laws of the Kingdom of Norway. With respect to all matters of Norwegian law, we note that you have received an opinion, dated today’s date, of the Chief Counsel Legal, Legal Corporate of Equinor ASA and Equinor Energy AS.

Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company, the Guarantor and Equinor Capital and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, which assumption we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP